EXHIBIT 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Providence Service Corporation Stock Option and Incentive Plan and The Providence Service Corporation 2003 Stock Option Plan of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of The Providence Service Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Houston, Texas

March 8, 2004